Exhibit 99.1
As permitted under Rule 3-05(c) of Regulation S-X and Item 17(c) of Form 20-F, the financial statements of Calsafe Group (Holdings) Limited (“Calsafe”) included herein, are prepared using United Kingdom Accounting Standards (“UK GAAP”). The consolidated financial statements of Champion Enterprises, Inc. (“Champion”) are prepared using accounting standards generally accepted in the United States (“US GAAP”). There are some significant differences between UK GAAP and US GAAP. The effects of such differences on Calsafe’s financial results or financial position included in this Form 8-K/A have not been quantified herein pursuant to Item 17(c)(2)(v) of Form 20-F. Potential investors should consult their own professional advisors for an understanding of the differences between UK GAAP and US GAAP and how these differences might affect the financial information herein.
A summary of the principal differences between UK GAAP and US GAAP applicable to Calsafe is included in Note 31 of the Notes to the Consolidated Financial Statements contained in this Exhibit 99.1.
No attempt has been made to identify differences between UK GAAP and US GAAP that may result from future changes in US or UK accounting standards. Regulatory bodies that promulgate UK GAAP and US GAAP have significant projects ongoing that could affect future comparisons such as this one. Additionally, no attempt has been made to identify differences between UK GAAP and US GAAP that may affect the financial statements as a result of transactions or events that may occur in the future.

Calsafe Group (Holdings) Limited
Consolidated Financial Statements as of and for the
53 week period ended 7 April 2006

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of Calsafe Group (Holdings) Limited
We have audited the accompanying consolidated balance sheet of Calsafe Group (Holdings) Limited and its subsidiaries as of 7 April 2006 and the related consolidated profit and loss account, statement of recognised gains and losses, consolidated cash flow statement and the notes to the financial statements for the 53 week period ended 7 April 2006, which have been prepared in accordance with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Calsafe Group (Holdings) Limited and its subsidiaries at 7 April 2006, and the results of their operations and their cash flows for the 53 week period ended 7 April 2006, in conformity with accounting principles generally accepted in the United Kingdom.
Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in Note 31 to the consolidated financial statements.
/s/ PricewaterhouseCoopers LLP
Leeds, United Kingdom
13 March 2007

Calsafe Group (Holdings) Limited
Consolidated profit and loss account for the 53 week period ended 7 April 2006

		53 week period
		ended 7
		April 2006
	Notes	£’000

Turnover – continuing operations		85,069
Turnover – discontinued operation		5,932

Turnover	1	91,001

Change in stocks of finished goods and work in progress		(86)
Other operating income		475
Raw materials and consumables		(18,558)
Other external charges		(48,108)
Staff costs	5	(10,066)
Depreciation of tangible fixed assets	13	(1,712)
Amortisation of intangible fixed assets	12	(1,200)
Other operating charges		(3,100)

	2	(82,355)

Operating profit – continuing operations		7,193
Operating profit – discontinued operations		1,453

Operating profit	8	8,646

Profit on disposal of freehold property – discontinued operations	3	95
Profit on disposal of a division – discontinued operations	6	2,640
Interest receivable		233
Interest payable and similar charges	7	(2,648)
Other finance costs	20	(32)

Profit on ordinary activities before taxation		8,934
Tax on profit on ordinary activities	9	(2,210)

Profit for the financial period		6,724
Equity dividends	11	(489)

Retained profit for the financial period	22	6,235

There is no difference between the profit on ordinary activities before taxation and the profit for the period stated above, and their historical cost equivalents.
See accompanying notes to the consolidated financial statements.

Calsafe Group (Holdings) Limited
Consolidated statement of total recognised gains and losses for the 53 week period ended 7 April 2006

		53 week
		period
		ended 7
		April 2006
	Notes	£’000

Profit for the financial period		6,724
Actuarial (loss)/gain recognised in the pension scheme	20	(201)
Movement on deferred tax relating to the pension deficit	20	61

Total recognised gains for the period		6,584

See accompanying notes to the consolidated financial statements.

Calsafe Group (Holdings) Limited
Consolidated balance sheet as 7 April 2006

		7 April
		2006
	Notes	£’000

Fixed assets
Intangible assets	12	18,815
Tangible assets	13	5,234
Investments	14	—

		24,049
Current assets
Stocks	15	1,048
Debtors	16	13,328
Cash at bank and in hand		13,892

		28,268
Creditors: amounts falling due within one year	17	(41,325)

Net current liabilities		(13,057)

Total assets less current liabilities		10,992

Creditors : amounts falling due after more than one year	18	(99)
Provisions for liabilities and charges	19	(42)

Net assets excluding pension liability		10,851
Pension liability	20	(573)

Net assets including pension liability		10,278

Capital and reserves
Called up share capital	21	16
Share premium account	22	1,587
Profit and loss account	22	8,675

Total equity shareholders’ funds	25	10,278

The financial statements on pages 2 to 34 were approved by the board of directors on 12 March 2007 and were signed on its behalf by:
/s/ JOHN J. COLLINS
J Collins
Director
See accompanying notes to the consolidated financial statements.

Calsafe Group (Holdings) Limited
Consolidated cash flow statement for the 53 week period ended 7 April 2006

			53 week
			period
			ended 7
			April
			2006
	Notes	£’000	£’000

Net cash inflow from operating activities			14,755

Returns on investment and servicing of finance
Interest received		233
Interest paid		(2,231)
Interest paid on finance leases		(240)

			(2,238)
Taxation
Corporation tax paid		(1,937)

			(1,937)
Capital expenditure
Payments to acquire tangible fixed assets		(1,020)
Receipts from the sale of freehold property		292
Receipts from the sale of tangible fixed assets		504

			(224)
Disposals
Receipts from the sale of a division	6	13,072

			13,072
Equity dividends paid
Dividends paid		(574)

			(574)

Net cash inflow before financing			22,854

Financing
Issue of shares		1
Repayment of bank and other loans		(24,655)
Repayment of principal under finance leases		(5,181)
Intragroup loan advanced		14,250

Net cash outflow from financing			(15,585)

Increase/(decrease) in cash	23		7,269

See accompanying notes to the consolidated financial statements.

Calsafe Group (Holdings) Limited
Consolidated cash flow statement for the 53 week period ended 7 April 2006 (continued)
Reconciliation of operating profit to net cash inflow from operating activities

53 week
period ended
7 April
2006 £’000

Operating profit	8,646
Depreciation	1,712
Amortisation of goodwill	1,200
Profit on disposal of fixed assets	(266)
(Increase)/decrease in stocks	(245)
Decrease/(increase) in debtors	3,484
Increase in creditors	253
Difference between pension operating charge and cash contribution	(29)

Net cash inflow from operating activities	14,755

See accompanying notes to the consolidated financial statements.

Accounting policies
These financial statements have been prepared under the historical cost convention and in accordance with the Companies Act 1985 and applicable United Kingdom accounting standards. The principal accounting policies, which the directors have adopted within that convention, are set out below.
Basis of consolidation
The consolidated financial statements incorporate, using the method of acquisition accounting, the financial statements of the company and all its subsidiary undertakings made up to 7 April 2006. Intra-group sales and profits are eliminated fully on consolidation. The results of subsidiaries sold or acquired are included in the consolidated profit and loss account up to, or from, the date at which control passes.
Goodwill
Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of the identifiable net assets acquired. Goodwill arising on the acquisition of subsidiaries is capitalised as an intangible asset and is amortised on a straight line basis over its useful economic life. The directors have assessed the useful economic life of the goodwill arising on the acquisition of The Calsafe Group Limited as twenty years. The directors will review the level of goodwill for impairment if circumstances indicate that the carrying values may not be recoverable.
Tangible fixed assets
The cost of tangible fixed assets is their purchase costs, together with any incidental costs of acquisition. The cost of land and buildings includes legal expenses on the purchase of land.
Depreciation is calculated so as to write-off the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Percent
Freehold buildings	2.5
Leasehold buildings	Period of the lease
Hire units	9
Plant and machinery	20
Motor vehicles	33.33
Fixtures and fittings	12.5
Computers	20
Freehold land is not depreciated. Assets in the course of construction are not depreciated and are reclassified to the appropriate asset category on completion of the assets in question. Depreciation commences once the assets have been reclassified.
Investments
Investments in subsidiary undertakings are stated at cost plus costs directly attributable to the acquisition. Provision is made where necessary to reduce the carrying value of an investment to its estimated recoverable amount, that is the higher of net realisable value and value in use, where in the opinion of the directors there has been an impairment. Investments in subsidiary undertakings are eliminated on consolidation.
Stocks and work in progress, excluding long term contracts
Stocks and work in progress are stated at the lower of cost and net realisable value. In general, cost is determined on a first in first out basis and includes transport and handling costs. In the case of manufactured products, cost includes all direct expenditure and production overheads based on the normal level of activity. Net realisable value is based on estimated selling price less further costs to be incurred to completion and disposal. Where necessary, provision is made for obsolete, slow moving and defective stocks.

Accounting policies (continued)
Long-term contracts
Turnover on long-term contracts is recognised according to the stage reached in the contract by reference to the value of work certified or according to the percentage of estimated total contract value completed. Profit attributable to the value of turnover recognised is accounted for once the outcome of the contract can be assessed with reasonable certainty. The amount by which turnover exceeds payments on account is shown under debtors as amounts recoverable on contracts. The costs incurred on long-term contracts not yet taken to the profit and loss account less related foreseeable losses and payments on account, are shown in stocks as work in progress balances. Payments on account in excess of recorded turnover and work in progress balances are included in creditors as payments on account. Foreseeable losses and accrued costs in excess of amounts included in stock are included in trade creditors. Provision is made in full for losses as soon as they are foreseen. Turnover relating to client variations is only recognised once written agreement has been received from the client and the work has been completed.
Turnover
Turnover, which excludes value added tax, trade discounts and sales between group undertakings, represents the invoiced value of goods and services supplied, together with the amount of work completed on long-term contracts. With the exception of long term contracts, turnover is recognised once the title of the relevant goods has passed or services have been performed.
Turnover in respect of hire units is recognised on a straight-line basis over the hire period.
Research and development
Expenditure on research and development is written off in the year in which it is incurred.
Pension costs
The group operates three pension schemes of which two are defined benefit schemes and the other is a defined contribution scheme. Full valuations of the defined benefit schemes are performed every three years, using the projected unit method.
Under the defined benefit schemes, any current and past service costs are charged to operating profit and interest costs and expected returns on assets to financing costs or income. Actuarial gains and losses arising from new valuations and from updating the latest actuarial valuation to reflect conditions at the balance sheet date are recognised in the statement of total recognised gains and losses.
The pension expense for the defined contribution scheme represents amounts payable in the period.
The group provides no other post retirement benefits to its employees.
Taxation
The charge for taxation is based on the result for the financial period. In accordance with FRS 19, deferred taxation has been recognised as a liability or asset if transactions have occurred at the balance sheet date that give rise to an obligation to pay more taxation in future, or a right to pay less taxation in future. An asset is not recognised to the extent that the transfer of economic benefits in the future is uncertain. Deferred tax assets and liabilities recognised have not been discounted.
Leasing and hire purchase agreements
Leasing and hire purchase agreements that transfer to the group substantially all of the benefits and risks of ownership of an asset are treated as if the assets had been purchased outright. The assets are included under fixed assets and the capital element of the commitment is shown as obligations under finance leases and hire purchase agreements. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets. Assets held under hire purchase agreements are depreciated over the useful lives of equivalent owned assets. Interest is charged against profits using the actuarial method.
Costs in respect of operating leases are charged on a straight-line basis over the lease term.

Accounting policies (continued)
Debt issue costs
Loan balances are stated at the fair value of consideration received net of directly attributable issue costs. Issue costs together with finance costs are charged to the profit and loss account in line with the terms of the loans.
Changes in accounting policy
The company has adopted FRS21 ‘Events after the balance sheet date’ and the presentation requirements of FRS25 ‘Financial instruments: disclosure and presentation’. Neither of these policy changes has had an impact on the financial statements.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006
1 Turnover
The analysis of turnover by geographical location, all of which originated in the United Kingdom, is as follows:

53 week
period ended
7 April
2006
£’000

United Kingdom – continuing operations	79,628
United Kingdom – discontinued operations	5,932
Ireland- continuing operations	5,441

Total turnover	91,001

The director is of the opinion that disclosure of the information referred to in Schedule 4, paragraph 55 of the Companies Act 1985 would be prejudicial to the interests of the group, and accordingly this information has been withheld.
2 Operating expenses

	Continuing	Discontinued	Total
53 week period ending 7 April 2006:	£’000	£’000	£’000

Change in stocks of finished goods and work in progress	(86)	—	(86)
Other operating income	229	246	475
Raw materials and consumables	(18,337)	(221)	(18,558)
Other external charges	(46,476)	(1,632)	(48,108)
Staff costs	(9,061)	(1,005)	(10,066)
Depreciation of tangible fixed assets	(577)	(1,135)	(1,712)
Amortisation of intangible fixed assets	(1,070)	(130)	(1,200)
Other operating charges	(2,498)	(602)	(3,100)

Total operating expenses	(77,876)	(4,479)	(82,355)

3 Exceptional items

53 week
period ended
7 April
2006
£’000

Profit on the sale of freehold land at Birmingham	95
Profit on the sale of the hire division (note 6)	2,640

2,735

The tax attributable to the profit on sale of land has been charged at the standard rate in the UK of 30%.
The tax attributable to the profit on sale of the hire division relates to tax on the goodwill attached to the business at an effective rate of 30%. No tax is attributable to the sale of the other assets of that business.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
4 Directors’ emoluments

53 week
period ended
7 April
2006
£’000

Aggregate emoluments	382
Sums paid to third parties in respect of directors’ services	60
Company pension contributions to money purchase scheme	25

467

Retirement benefits are accruing to no directors under a money purchase scheme. This is as a result of the acquisition of the group on 7 April 2006 and the consequent change in directors.
The above details include the following amounts in respect of the highest paid director:

53 week
period ended
7 April 2006
£’000

Emoluments	146
Company pension contribution to money purchase scheme	9

155

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
5 Employee information
There are no direct employees of Calsafe Group (Holdings) Ltd. The average monthly number of persons (including executive directors) employed by the group during the financial period was:

53 week
period ended
7 April
By activity	2006

Production	273
Administration	19

292

53 week
period ended
7 April
2006
Staff costs (for the above persons)	£’000

Wages and salaries	9,017
Social security costs	936
Other pensions costs (note 20)	113

10,066

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
6 Disposal of hire division
On 24 January 2006 the trade and assets of the hire business were sold to GW1147 Limited for a cash consideration net of expenses of £13,072,000. The division was the group’s only unit hire operation and the disposal completed the exit from this market. As a result of the change in the nature and focus of the group’s operations, this disposal has been treated as a discontinued operation in the profit and loss account. Details of the disposal are below:

£’000

Unamortised goodwill	2,765
Tangible fixed assets	8,684
Deferred tax	(1,017)

Assets disposed	10,432
Profit on disposal (note 3)	2,640

Cash consideration net of expenses	13,072

7 Net interest payable

53 week
period ended
7 April
2006
£’000

On bank loans	1,650
Amortisation of debt issue costs	746
On finance leases and hire purchase agreements	240
Other interest payable	12

Interest payable and similar charges	2,648

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
8 Operating profit

53 week
period ended
7 April
2006
£’000

Operating profit is stated after crediting:
Profit on disposal of fixed assets	266
And after charging:
Depreciation charge for the financial period:
Tangible owned fixed assets	1,032
Tangible assets held under finance lease and hire purchase agreements	680
Goodwill amortisation	1,200
Auditors’ remuneration for:
Audit (of which the parent company was £Nil).	50
Other services to the company and its subsidiaries	2
Hire of plant and machinery under operating leases	336
Hire of other assets under operating leases	497

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
9 Tax on profit on ordinary activities
The taxation charge based on the profit before tax comprises:

53 week
period ended
7 April
2006
£’000

Current tax:
UK corporation tax on profit for the financial period	2,303
Adjustments in respect of prior periods	(168)

Total current tax	2,135

Deferred tax:
Origination and reversal of timing differences	11
Adjustments in respect of prior periods	64

Tax on profit on ordinary activities	2,210

The tax assessed for the period is lower than the standard rate of corporation tax in the UK (30%). The differences are explained below:

53 week
period ended
7 April
2006
£’000

Profit on ordinary activities before taxation	8,934

Profit on ordinary activities multiplied by the standard rate in the UK - 30%	2,680
Effects of:
Profit on disposal of fixed assets	(1,833)
Capital gains	212
Expenses not deductible for tax purposes	1,344
Fixed asset timing differences	(79)
Other timing differences	(21)
Adjustments in respect of prior periods	(168)

Current tax charge	2,135

Although the tax rate was lower than the standard rate of corporation tax in the UK, it will be higher than the standard rate for the foreseeable future due to goodwill amortisation.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
10 Profit for the financial period
As permitted by section 230 of the Companies Act 1985, the parent company’s profit and loss account has not been separately included in these financial statements. The parent company’s loss for the financial period was £235,000.
11 Dividends

53 week
period ended
7 April
2006
£’000

Interim dividend paid at £0.191 per ‘A’ ordinary share	214
Interim dividend paid at £0.179 per ordinary share	275
Final dividend proposed £Nil per ‘A’ ordinary share	—

489

12 Intangible fixed assets
Details of intangible fixed assets are as follows:

Goodwill
£’000
Cost at 1 April 2005	24,516
Disposal on the sale of the hire division	(3,115)

Cost at 7 April 2006	21,401

Amortisation as at 1 April 2005	(1,736)
Disposal on the sale of the hire division	350
Charge for the period	(1,200)

Amortisation at 7 April 2006	(2,586)

Net book value at 7 April 2006	18,815

Goodwill arose on the company’s purchase of The Calsafe Group Limited on 4 November 2003 and is being amortised over a period of 20 years.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
13 Tangible fixed assets
Details of tangible fixed assets are as follows:

	Land and	Plant and	Fixtures	Motor
	buildings	machinery	and fittings	vehicles	Total
	£’000	£’000	£’000	£’000	£’000

Cost
At 1 April 2005	5,267	9,053	386	668	15,374
Additions	2	1,743	51	303	2,099
Disposals	(202)	(10,744)	(78)	(512)	(11,536)

At 7 April 2006	5,067	52	359	459	5,937

Depreciation
At 1 April 2005	296	943	102	66	1,407
Charge for the financial period	252	1,084	85	291	1,712
Disposals	(4)	(2,023)	(58)	(331)	(2,416)

At 7 April 2006	544	4	129	26	703

Net book value
At 7 April 2006	4,523	48	230	433	5,234

Leasehold land and buildings have a net book value of £129,000, of which £Nil relates to long leasehold land and buildings and £129,000 relates to short leasehold land and buildings.
The net book value of tangible fixed assets includes an amount of £367,000 in respect of assets held under finance leases.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
14 Fixed asset investments
Details of the group’s subsidiary undertakings are provided below:

		Description	Proportion of
	Country of	of shares	issued
Name of undertaking	Incorporation	held	shares held

Shares in group undertakings:			Group%	Company %
The Calsafe Group Limited	England & Wales	Ordinary		100
Caledonian Building Systems Limited	Scotland	Ordinary	100	—
Caledonian Mining Company Limited	Scotland	Ordinary	100	—
Caledonian Secure Buildings (Hire) Northern Limited	Scotland	Ordinary	100	—
Caledonian Secure Buildings (Hire) South East Limited	Scotland	Ordinary	100	—
Caledonian Secure Buildings (Hire) Midlands Limited	Scotland	Ordinary	100	—
Caledonian Secure Buildings (Hire) South West Limited	Scotland	Ordinary	100	—
Caledonian Secure Buildings (Hire) Limited	Scotland	Ordinary	100	—
Caledonian Buildings Systems (Accelerated Building Programme) Limited	Scotland	Ordinary	100	—
Caledonian Safemaker Limited	England &Wales	Ordinary	100	—
Calsafe Group (Holdings) Limited’s principal activity is to hold an investment in The Calsafe Group Limited.
The Calsafe Group Limited’s principal activity is to hold investments in Caledonian Building Systems Limited and Caledonian Secure Buildings (Hire) Limited. Caledonian Building Systems Limited’s principal activity is the manufacture, sale and hire of pre-engineered, modular and cellular accommodation in England and Wales. Caledonian Secure Buildings (Hire) Limited’s principal purpose was to act as the intermediary company in obtaining external finance for hire units manufactured by Caledonian Building Systems Limited until the disposal of the hire division on 24 January 2006. All of the other subsidiary companies listed above were dormant throughout the period ended 7 April 2006.
Other than Caledonian Mining Company Limited, which has a 31 October accounting reference date, each subsidiary prepares its accounts to 7 April.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
15 Stocks

7 April
2006
£’000

Raw materials and consumables	1,037
Work in progress	11

1,048

Long term contracts (included in work in progress)

Net cost	11
Less: applicable payments on account	—

11

16 Debtors

7 April 2006
£’000

Amounts falling due within one year:
Trade debtors	225
Amounts recoverable on contracts	12,884
Other debtors	5
Prepayments and accrued income	214

13,328

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
17 Creditors – amounts falling due within one year

7 April 2006
£’000

Bank loans (note 18)	—
Payments received on account	3,437
Amounts owed to group undertaking	14,250
Obligations under finance leases and hire purchase agreements (note 18)	143
Trade creditors	19,415
Corporation tax	1,175
Other taxes and social security	1,417
Other creditors	965
Accruals	523
Proposed dividend	—

41,325

Amounts owed to group undertakings include an intercompany revolving loan note for £7,500,000 owed by Caledonian Building Systems Ltd to Champion Home Builders Co. Interest is payable on this loan note at a rate per annum equal to 2% above the one month London Interbank Offer Rate (Libor). The loan note terminates automatically on the first anniversary of the date of the note (7 April 2007), but renews automatically for one year terms unless 30 days written notice is issued by the borrower or lender to the other.
All other inter-company balances are unsecured, interest free and repayable on demand.
The company has in place an interest rate swap and cap arrangement related to Bank of Scotland loans. As at 7 April 2006 the fair value of this arrangement was £15,000.
18 Creditors – amounts falling due after more than one year

7 April
2006
£’000

Bank loans	—
Other loans	—
Obligations under finance leases and hire purchase agreements	99

99

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
18 Credits-amounts falling due after more than one year (continued)
Bank and other loans are stated net of unamortised debt issue costs of £nil.
The group’s bank and other loans were secured by legal mortgages over the group’s freehold properties and by fixed and floating charges over its other assets and undertakings. These mortgages have now been released on repayment.
Bank loans are made up of principal of £Nil, plus rolled up interest of £Nil less unamortised issue costs of £Nil.
Other loans amount to principal of £Nil plus rolled up interest of £Nil on the investor loans, less unamortised issue costs of £Nil.
All external borrowings were repaid in full following the acquisition of the company by Champion Enterprises, Inc.
Principal and rolled up interest are repayable on bank and other loans as follows:

7 April
2006
£’000

In one year or less	—
Between one and two years	—
Between two and five years	—
Over five years	—

—

Finance leases and hire purchase agreements
The net finance lease and hire purchase obligations to which the group is committed are:

7 April
2006
£’000

In one year or less	143
Between one and two years	96
Between two and five years	3

242

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
19 Provisions for liabilities and charges

Deferred
taxation
liability
£’000

At 1 April 2005	984
Charged to the profit and loss account	11
Adjustments in respect of prior periods	64
Deferred tax transferred on sale of the hire division	(1,017)

At 7 April 2006	42

Deferred taxation
Provision is made for deferred taxation at a rate of 30%, the amount provided being £104,000. There is no deferred taxation amount unprovided.
The deferred tax liability is as follows:

7 April
2006
£’000

Amounts provided
Excess of capital allowances over depreciation	97
Short term timing differences	(55)

42

Deferred tax liabilities have not been discounted.
20 Pension obligations
The group operates two closed defined benefit pension schemes, the Caledonian Mining Company Limited No 1 Retirement Benefits Scheme (“the No 1 Scheme”) and the Caledonian Mining Company Limited No 2 Retirement Benefits Scheme (“the No 2 Scheme”).
The disclosures required under FRS17 have been calculated by a qualified independent actuary based on last year’s disclosure updated to 31 March 2006.
The major assumptions used by the actuary for the FRS17 calculations were:

7 April
2006

LPI increases to pensions in payment	2.9%
Increases to pensions in deferment in excess of GMP	3%
Discount rate	4.9%
Inflation assumption	3%

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
20 Pension obligations (continued)
The schemes’ assets are invested in a deposit administration fund insured with Scottish Life and it has not been possible to accurately split the schemes’ assets into the underlying asset classes. Therefore, the weighted average expected returns given are based on the overall investment profile of the fund.
The assets and liabilities of the two schemes and the expected rates of return were:

	Long- term
	rate of	Value 7
	return	April
	expected 7	2006
	April 2006	£’000

No 1 scheme:
Total market value of assets	4.75%	2
No 2 scheme:
Total market value of assets	4.90%	869

		871
Present value of scheme liabilities		(1,690)

Deficit in scheme		(819)
Related deferred tax asset		246

Net pension liability		(573)

The liability value disclosed above excludes liabilities in respect of Additional Voluntary Contributions, which are held on a defined contribution basis.
The full actuarial valuation for the No. 1 Scheme as at 15 September 2001 showed a surplus of £15,000. The full actuarial valuation for the No. 2 Scheme as at 1 November 2003 showed a deficit of £119,000. Contributions are being paid at a rate of £2,400 per month to the No. 2 Scheme. No contributions are being paid to the No. 1 Scheme.
Analysis of amount charged to operating profit in respect of defined benefit schemes

53 week
period
ended 7
Period ended	April 2006

Settlement cost	—

—

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
20 Pension obligations (continued)
Movement in liability during the period

53 weeks
ended
7 April 2006

Liability in the schemes at the beginning of the period	(615)
Settlement	—
Employer contributions	29
Other finance costs	(32)
Actuarial (loss)/gain	(201)

Liability in the schemes at the end of the period	(819)

Analysis of the amount charged to other finance costs

53 weeks
ended
7 April 2000

Expected return on pension scheme assets	45
Interest on pension scheme liabilities	(77)

Net charge	(32)

Analysis of amount recognised in statement of total recognised gains and losses

53 weeks
ended
7 April 2006

Actual return less expected return on pension scheme assets	(32)
Experience gains and losses arising on the scheme liabilities	(3)
Changes in the assumptions underlying the present value of scheme liabilities	(166)

Actuarial (loss)/gain recognised in the statement of total recognised gains and losses	(201)

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
20 Pension obligations (continued)
History of experience gains and losses

7 April 2006

Actual return less expected return on pension scheme assets:
Amount (£’000)	(32)
Percentage of scheme assets	(3.7%)
Experience gains and losses on scheme liabilities:
Amount (£’000)	(3)
Percentage of present value of scheme liabilities	(0.2%)
Total amount recognised in statement of total recognised gains and losses:
Amount (£’000)	(201)
Percentage of present value of scheme liabilities	(11.9%)
From 31 May 2000 the group administered, on behalf of the members, a group personal pension plan for certain of its employees. The policies are individual contracts between the members and the providers. The group is responsible for member authorised deductions and payments over to the providers. All deductions are paid over in accordance with current guidelines.
The group personal pension plan cost represents contributions payable by the company to the fund and for the 53 week period ended 7 April 2006 amounted to £113,000. Accrued contributions at 7 April 2006 totalled £35,000.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
21 Called up share capital

7 April
2006
£’000

Authorised
416,000 ordinary shares of 1 pence each	4
1,184,000 ‘A’ ordinary shares of 1 pence each	12

16

Allotted, called up and fully paid
416,000 ordinary shares of 1 pence each	4
1,184,000 ‘A’ ordinary shares of 1 pence each	12

16

On 24 March 2006, the company issued 64,000 A ordinary shares of 1 pence each at a price of 1 pence per share. This represented a conversion of share warrants.
Holders of ‘A’ ordinary shares are entitled to receive ordinary dividends at a fixed percentage of profit after taxation from 2005. These amounts will be paid in preference to dividends payable to holders of ordinary shares. Dividends paid to ordinary shareholders will not exceed dividends paid to holders of ‘A’ ordinary shares.
Holders of ‘A’ ordinary shares have preference over holders of ordinary shares to share any surplus on winding up.
All equity shareholders have the right to one vote per fully paid share.
Authorised shares not issued are reserved as follows: Nil.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
22 Reserves

	Share
	premium	Profit and loss
	account	account
	£’000	£’000

At 1 April 2005	1,587	2,580
Retained profit for the financial period	—	6,235
Actuarial loss recognised in the pension scheme	—	(201)
Movement on deferred tax relating to the pension liability	—	61

At 7 April 2006	1,587	8,675

23 Reconciliation of net cash flow to movements in net debt

7 April
2006
£’000

Increase/(decrease) in cash in the financial period	7,269
Cash outflow from repayment of loans	24,655
Cash outflow from repayment of finance leases	5,181

Change in net debt resulting from cash flows	37,105
Other non-cash items:
New finance leases	(1,079)
Amortisation of debt issue costs	(746)
Rolled up interest and redemption premium	381

Movement in net debt in the period	35,661
Net debt at 1 April 2005	(22,011)

Net cash/(debt) at 7 April 2006	13,650

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
24 Analysis of net debt

				At
	At		Other non-	7 April
	1 April 2005	Cash flows	cash changes	2006
	£’000	£’000	£’000	£’000

Cash at bank and in hand	6,623	7,269	—	13,892

Debt due within one year	(1,857)	2,000	(143)	—

Debt due after one year	(22,433)	22,655	(222)	—

Finance leases due within one year	(1,928)	2,173	(388)	(143)
Finance leases due in more than one year	(2,416)	3,008	(691)	(99)

	(28,634)	29,836	(1,444)	(242)

Total	(22,011)	37,105	(1,444)	13,650

Non-cash changes comprise amortisation of issue costs relating to debt issues, roll up of interest and redemption premium on bank and other loans respectively, new finance leases entered into in the period and movements between finance lease categories.
25 Reconciliation of movements in shareholders’ funds

53 week
period ended
7 April
2006
£’000

Profit for the financial period	6,724
Dividends	(489)
Actuarial (loss)/gain recognised in the pension scheme	(201)
Movement on deferred tax relating to the pension liability	61
Proceeds of ordinary shares issued (note 20)	1
Premium on ordinary shares issued (note 20)	—

Net addition to shareholders’ funds	6,096
Opening equity shareholders’ funds	4,182

Closing equity shareholders’ funds	10,278

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
26 Capital commitments

7 April
2006
£’000

Capital expenditure that has been contracted for but has not been provided for in the financial statements	34

27 Financial commitments
At 7 April 2006 the group had annual commitments under non-cancellable operating leases as follows:

	7 April 2006
	Land and	7 April 2006
	buildings	Other
	£’000	£’000

Expiring within one year	276	—
Expiring between two and five year inclusive	135	116
Expiring in over five years	55	—

	466	116

The annual land and buildings commitment of £135,000 expiring between two and five years inclusive and the annual land and buildings commitment of £55,000 expiring in over five years, both relate to land and buildings held in relation to the hire division which was disposed of during the period. The group is in the process of assigning these lease agreements to the purchaser. In addition the purchaser, as part of the sale and purchase agreement, has fully indemnified the group against any liabilities, costs, claims and demands which may be incurred as a result of the purchaser’s occupation of the properties or any breach of such terms of occupation.
28 Contingent liabilities
At 7 April 2006, the group had in issue performance bonds relating to the group’s ability to meet practical completion dates, with a total maximum value of £727,000. These bonds are underwritten by an insurance provider and in the event of default, the group and the underwriter are jointly and severally liable for any damages sustained.
The directors do not consider it probable that cash outflows will arise in the group as a result of these bonds and accordingly, no amount has been provided for in respect of them.
No security is provided to either the bond holders or the guarantor in respect of these bonds.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
29 Related party transactions
FRS 8 provides an exemption whereby related party transactions which eliminate on consolidation do not require disclosure in group accounts. The group has taken advantage of this exemption.
Other related party transactions in the period were as follows:
On 1 February 2006 the company repaid in full loan notes of £825,000 held by the close family of a director. Prior to repayment interest was accruing on these loan notes, at the lower of 1.5% above the Bank of Scotland base rate and a fixed rate of 6.5%, up to a maximum of 8%. During the financial period, interest of £58,000 was paid and a further £Nil was due at 7 April 2006.
On 4 November 2003, the company received loans totalling £6,580,000 from Dunedin Buyout Fund L.P. and Dunedin Enterprise Investment Trust Plc, which owned, respectively 36.5% and 33.7% of the issued share capital in the company until 7 April 2006. On 15 February 2006, the company repaid in full loan notes of £3,290,000 held by Dunedin Buyout Fund LP and on 6 March 2006 the company repaid in full loan notes of £3,290,000 held by Dunedin Enterprise Investment Trust PLC. Prior to repayment interest was accruing on these loan notes at a fixed rate of 10% (7.5% paid quarterly in arrears and 2.5% rolled up). Interest of £982,000 has been paid in respect of the loans during the period and a further £Nil is accrued at 7 April 2006.
An amount of £28,000 was paid during the financial period to Dunedin Capital Partners Limited, a related party of the above investors, in respect of the services of D Bennett as a non-executive director.
An amount of £28,000 was paid to JMH Management Services in respect of the services of JM Hume as a non-executive director.
On 24 January 2006 the trade and assets of the group’s hire division was sold to GW1147 Ltd for a consideration net of expenses of £13,072,000, which was considered by the directors of the group to be the market value of the business. GW1147 Ltd had the same shareholders as the group and was thus considered to be a related party. GW1147 Ltd was used as a vehicle for the sale of the division. The entire share capital of GW1147 Ltd was sold to a third party on 31 January 2006. This amount has now been settled and there was no balance outstanding at the year end date.
On the 7 April 2006 Caledonian Building Systems Ltd entered into an intercompany revolving loan note arrangement with Champion Home Builders Co to borrow £7,500,000. Interest is payable on this loan note at a rate per annum equal to 2% above the one month London Interbank Offer Rate (Libor). The loan note terminates automatically on the first anniversary of the date of the note (7 April 2007), but renews automatically for one year terms unless 30 days written notice is issued by the borrower or lender to the other.
On the 7 April 2006 Calsafe Group (Holdings) Ltd received an intercompany advance from CBS Monaco Ltd (the immediate parent of Calsafe Group (Holdings) Ltd) for £6,750,000. This advance is unsecured, interest free and payable on demand.
30 Controlling party
The director considers that the ultimate controlling party of the company is Champion Enterprises, Inc. a company registered in the United States of America, which acquired 100% of the issued share capital of Calsafe Group (Holdings) Limited on 7 April 2006. The ultimate parent’s financial statements are available on its website, www.championhomes.net, in the Investor Relations section or on the website of the United States Securities and Exchange Commission, www.sec.gov.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
31 Differences in UK GAAP and US GAAP
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP”). Such principles differ in certain significant respects from generally accepted accounting principles in the United States (‘US GAAP’). A summary of principal differences applicable to Calsafe is set out below.
Business combinations
Both UK GAAP and US GAAP require the purchase consideration relating to a business combination to be allocated to the net assets acquired at their fair value on the date of acquisition.
Under UK GAAP, costs of reorganisation and integrating businesses acquired, whether they relate to the acquired entity or the acquiring group, are dealt with as post-acquisition costs. Under US GAAP, liabilities arising in a business combination may be included as liabilities on acquisition if certain specific criteria are met; if the cost has no future economic benefit to the combined company; is incremental to other costs incurred by the acquired company or the acquiring business in the conduct of activities prior to the consummation date; and will be incurred as a direct result of the plan to exit an activity of the acquired company.
Intangible assets
Under UK GAAP fair values are assigned to identifiable intangible assets only if the identifiable intangibles are capable of being disposed of or settled separately, without disposing of a business of the entity. Under US GAAP identifiable intangible assets are recognized as an asset apart from goodwill if it arises from contractual or other legal rights regardless of whether those rights are transferable or separable from the acquired entity or from other rights and obligations. If an intangible asset does not arise from contractual or other legal rights, it is recognized as an asset apart from goodwill only if it is separable, that is, it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, regardless of whether there is an intent to do so.
Goodwill and intangible asset amortization
Under UK GAAP, goodwill arising and separately identifiable and separable intangible assets acquired on acquisitions made on or after April 1, 1998 are capitalized and amortized over their useful life, with a rebuttable presumption that the useful life will not exceed a period of 20 years. Prior to April 1, 1998, all goodwill and separately identifiable and separate intangible assets were written of to reserves on acquisition.
Under US GAAP, SFAS 142, “Goodwill and Other Intangible Assets” became effective for fiscal years beginning after December 15, 2001. Under SFAS 142, goodwill is not amortized but is tested for impairment on an annual basis or where there is an indicator of impairment. Prior to SFAS 142, goodwill was capitalized and amortized over its estimated useful life. Under SFAS 142, recognized intangible assets are amortized over their estimated useful lives.
Impairment of tangible fixed assets and intangible assets
Assets that are subject to depreciation or amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. Fair value of an asset is determined by the present value of the future cash flows obtainable as a result of the asset’s continued use, including those resulting from its ultimate disposal For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.
Under UK GAAP goodwill must be reviewed for impairment at the end of the first year following the acquisition and again if there is a change of circumstances in future years indicating impairment in value.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
Under US GAAP, SFAS 142 “Goodwill and other intangible assets” (“SFAS 142”) requires that goodwill, including previously existing goodwill, and intangible assets with indefinite useful lives should not be amortised but should be tested for impairment annually. Intangible assets that do not have an indefinite life are amortised over the estimated useful life of the asset. SFAS 142 requires that goodwill be allocated to reporting units and tested annually for impairment under a two step approach. The first step of the impairment test is performed by comparing the fair value of the reporting unit with the book value of the reporting unit. Where the book value is higher than the fair value of the reporting unit, the second step of the impairment test is performed in order to calculate the implied value of goodwill. The impairment of the goodwill is measured as the difference between the carrying value and implied value of goodwill and the amount of the impairment loss is reported in the income statement as a component of operating income.
Other long-lived assets, including definite lived intangibles, are tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. That assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.
Property, plant, and equipment
Under UK GAAP, the use of historical cost or revalued amounts is permitted. Under US GAAP revaluation is not permitted, except for downward revaluation when the asset is impaired.
Employee retirement plans
Under UK GAAP, FRS 17, the expected costs of providing retirement benefits are charged to the profit and loss account over the periods benefiting from the employees’ services. Variations from the expected cost are recognized as they occur in the statement of total recognized gains and losses. The assets and liabilities of pension plans are included in the balance sheet at fair value.
Under US GAAP, pension costs and liabilities are accounted for in accordance with the prescribed actuarial method and measurement principles of SFAS 87. The most significant difference is that variations from the expected costs are recognized in the profit and loss account over the expected service lives of the employees. Under US GAAP, an additional minimum liability is recognized and a charge made to other comprehensive income when the accumulated benefit obligation exceeds the fair value of plan assets to the extent that this amount is not covered by the net liability recognized in the balance sheet. In addition, the difference between the net balance sheet position and the plans’ funded status (the difference between the fair value of the plan assets and liabilities) is held as an unrecognized off-balance sheet item and spread over the employees’ remaining service lifetimes. However, the unrecognized amount attributable to actuarial gains and losses falling within a 10% corridor (i.e. 10% of the greater of the market value of the plan assets or plan liabilities) is deferred and not spread.
Ordinary dividends
Under UK GAAP, dividends are recognised and recorded as part of retained profit for the year, within the profit and loss statement. Under US GAAP, dividends are not recorded within the income statement but recorded directly in the statement of shareholders equity.
Share based compensation
Under UK GAAP, the Company has not recognised a charge historically for equity instruments subscribed for by employees of the Company.
Under US GAAP, a charge would be recognised in the income statement for the difference between the fair value of equity instruments that have been subscribed for and the actual subscription price.

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
Interest rate swaps
Under UK GAAP, the interest differential arising from interest rate swaps is taken to the profit and loss account on an accrual basis, and matched against the interest charge on the hedged loan.
Under US GAAP, for those interest rate swaps that qualify for fair value hedge accounting under SFAS 133, the fair value gain or loss on the interest rate swap and the offsetting gain or loss on the hedged loan are recorded to earnings. For those interest rate swaps that do not qualify for hedge accounting under SFAS 133 the fair value gain or loss would be recorded in earnings.
Deferred income taxes
Under UK GAAP, deferred taxation is provided in full on all material timing differences. Deferred tax assets are recognized where their recovery is considered more likely than not.
US GAAP requires deferred taxation to be provided in full, using the liability method. In addition, US GAAP requires the recognition of the deferred tax consequences of differences between the assigned values and the tax bases of the identifiable intangible assets, with the exception of non tax-deductible goodwill, in a purchase business combination. Consequently, a deferred tax liability attributable to identifiable intangible assets will be recognized and amortized over the useful economic lives of the underlying intangible assets.
Debt issue costs
Under UK GAAP, debt issue costs are deferred and deducted from the debt to which they relate for the purpose of balance sheet presentation. Under US GAAP, such debt costs are capitalised as an asset and reported as deferred charges in the balance sheet.
Restructuring Costs
Under US GAAP, requirements for recording restructuring provisions are more stringent than those under UK GAAP. Restructuring provisions are recorded when they meet requirements included in SFAS 146 “Accounting for Costs Associated with Exit or Disposal Activities” which addresses financial accounting and reporting for costs associated with exit or disposal activities. FAS 146 also highlights specific recognition and measurement of liabilities criteria including fair value techniques similar to UK GAAP.
Discontinued Operations
Under UK GAAP, the results of discontinued operations are included within each line item of the profit and loss account with a separate presentation of the elements of revenue and operating profit pertaining to discontinued operations. Under US GAAP, the results of discontinued operation and the gain or loss on disposal would be presented as a single line item on the face of the income statement above net income.
Transactions between entities under common control
Under UK GAAP, where an asset is sold outside a group it is permissible to derecognise those assets and recognise any profits associated with that sale. Under US GAAP, certain transactions, even though the assets are moved outside a group, may involve entities under common control, in which case those assets are transferred at their historic basis value between those entities and no profits are recognised at that time.
Statement of cash flows
The statement of cash flows under UK GAAP is prepared in accordance with FRS 1 (revised) and presents substantially the same information as that required under US GAAP. Under US GAAP, however, there are certain differences from UK GAAP with regard to the classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents. Under US GAAP, tax and interest payments form part of operating cash flow. Under UK GAAP, cash for the purposes of the cash flow statement is defined as cash in hand and deposits repayable on demand with any qualifying financial institution, less bank borrowings from any qualifying financial institution repayable on demand. Deposits are repayable on demand if they can be withdrawn at any time without notice and without penalty or if a maturity or period of notice of not more than 24 hours or one working day

Notes to the consolidated financial statements for the 53 week period ended 7 April 2006 (continued)
has been agreed. Under US GAAP, cash equivalents comprise cash balances and current asset investments with an original maturity of less than three months and exclude bank borrowings repayable on demand.
Financial statement presentation
The format and presentation of the balance sheet, income statement and statement of cash flows under UK GAAP differs from that under US GAAP.